EX.99.11 Stradley Ronon Stevens & Young, LLP 2600 One Commerce Square Philadelphia, PA 19103 (215) 564-8000 FAX: (215) 564-8120 www.stradley.com

March 24, 2009

Aberdeen Funds 5 Tower Bridge 300 Barr Harbor Drive Suite 300 West Conshohocken, PA 19428 Dear Sir or Madam:

     We have acted as counsel for Aberdeen Funds, a Delaware statutory trust (the “Trust”), in connection with the proposed acquisition by the Aberdeen Funds listed below, each of which is a series of the Trust (the “Acquiring Funds”) of the assets and liabilities of the corresponding Credit Suisse Funds, which are either Maryland corporations or a series of a Maryland corporation, as identified below, in exchange for shares of the applicable Acquiring Funds.

Corresponds To:

Credit Suisse Funds
(Acquired Fund)

Credit Suisse Global Fixed Income Fund, Inc.
Class A
Class C
Common Class
Advisor Class

Credit Suisse Global Small Cap Fund, Inc.
Class A
Class B
Class C
Common Class
Advisor Class

Aberdeen Funds
(Acquiring Funds)

Aberdeen Global Fixed Income Fund
Class A
Class C
Institutional Service Class
Institutional Service Class

Aberdeen Global Small Cap Fund
Class A
Class A
Class C
Class A
Class R

Aberdeen Funds March 24, 2009 Page 2 of 3

Corresponds To:

Credit Suisse Funds
(Acquired Fund)

Credit Suisse International Focus Fund, Inc.
Class A
Class B
Class C
Common Class
Advisor Class

Credit Suisse International Focus Portfolio, a series of Credit Suisse Institutional Fund, Inc.
Institutional Class

Credit Suisse Asia Bond Portfolio, a series of Credit Suisse Institutional Fund, Inc.
Institutional Class

Aberdeen Funds
(Acquiring Funds)

Aberdeen International Equity Fund
Class A
Class A
Class C
Institutional Service Class
Class R

Aberdeen International Equity Institutional Fund

Institutional Class

Aberdeen Asia Bond Institutional Fund

Institutional Class

The aforementioned proposed acquisition is referred to herein as the “Reorganizations.”

     This opinion relates to shares of beneficial interest of the Trust (the “Shares”) (no par value per Share) to be issued in the Reorganizations, and is furnished in connection with the filing of the Trust’s Registration Statements on Form N-14 under the Securities Act of 1933, as amended, with respect to the Reorganizations (the “Registration Statements”) with the U.S. Securities and Exchange Commission.

     In rendering the opinion hereinafter set forth, we have reviewed the Trust’s Amended and Restated Agreement and Declaration of Trust, Amended and Restated By-laws and resolutions adopted by the Trust’s Board of Trustees in connection with the Reorganizations, as well as such other legal and factual matters as we have deemed appropriate, and we have assumed that: (i) the Shares of each Acquiring Fund will be issued in accordance with the Trust’s Amended and Restated Agreement and Declaration of Trust, Amended and Restated By-laws and resolutions of the Trust’s Board of Trustees relating to the creation, authorization and issuance of shares and to the Reorganizations; (ii) the Shares will be issued against payment therefor as described in the applicable Proxy Statement/Prospectus and Statement of Additional Information relating to the Reorganizations included in the Registration Statements, and that such payment will have been at least equal to the net asset value of the Acquiring Fund’s shares; (iii) all documents submitted to us as originals are authentic, the signature(s) thereon are genuine and the persons signing the same were of legal capacity; (iv) all documents submitted to use as certified or photostatic copies conform to the original documents and that such originals are authentic; and (v) all certificates of public officials upon which we have relied have been duly and properly given and that any public records reviewed by us are complete and accurate.

     This opinion is based exclusively on the provisions of the Delaware Statutory Trust Act governing the issuance of the shares of the Trust, and does not extend to the securities or “blue sky” laws of the State of Delaware or other States.

Aberdeen Funds March 24, 2009 Page 3 of 3

     On the basis of and subject to the foregoing, we are of the opinion that upon (i) the execution of the Agreement and Plan of Reorganization with respect to the Reorganizations (the “Reorganization Agreement”) by duly authorized officers of the Trust; and (ii) the prior satisfaction of the conditions contained in the Reorganization Agreement, the Shares, when issued pursuant to the Reorganization Agreement and in the manner referred to in the Registration Statements, will be validly issued, fully paid and non-assessable by the Trust.

     This opinion is solely for the use of the Trust and may not be referred to or used for any other purpose or relied on by any other persons without our prior written approval. This opinion is limited to the matter set forth in this letter, and no other opinions should be inferred beyond the matters expressly stated.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statements. This does not constitute a consent under Section 7 of the Securities Act of 1933, and in so consenting we have not certified any part of the Registration Statements and do not otherwise come within the categories of persons whose consent is required under Section 7 or under the rules and regulations of the Securities and Exchange Commission issued thereunder.

Very truly yours, Stradley Ronon Stevens & Young, LLP

By: /s/Kenneth L. Greenberg Kenneth L. Greenberg, a Partner